Exhibit 99.4

UpState New York Bancorp, Inc.

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 25, 2020 at 11:59 P.M., local time.

Online
Go to **www.investorvote.com/USNY** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/USNY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2.

Proposal	For	Against	Abstain
1. **APPROVAL OF THE MERGER PROPOSAL.** To approve and adopt the Agreement and Plan of Merger, dated January 8, 2020, by and among Norwood Financial Corp. (***"Norwood"***), Wayne Bank, a wholly-owned subsidiary of Norwood, UpState and USNY Bank, a wholly-owned subsidiary of UpState, which provides for, among other things, the merger of UpState with and into Norwood.	☐	☐	☐
2. **APPROVAL OF THE ADJOURNMENT PROPOSALS.** To approve a proposal to authorize the board of directors of UpState to adjourn, postpone or continue the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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The 2020 Annual Meeting of shareholders of Upstate New York Bancorp, Inc. will be held on Tuesday, May 26, 2020, 11:00 A.M. EST virtually via the internet at www.meetingcenter.io/268451970 To access the virtual meeting, you must have the information printed in the shaded bar on the reverse side of this form. The password for the meeting is USNY2020. Only shareholders of record on April 15, 2020 are entitled to vote their shares of Common Stock at the Special Meeting. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/USNY VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. UpState New York Bancorp Inc. Notice of 2020 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — May 26, 2020 R. Michael Briggs, Robert W. Sollenne and Nancy C. Murray, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of UpState New York Bancorp Inc. to be held on May 26, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.